UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-228220	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Arapahoe St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Nina Simosko

On October 1, 2019, Akerna Corp. (the “Company”) announced that Nina Simosko was appointed as the Company’s Chief Revenue Officer effective as of September 23, 2019.

Prior to joining the Company, Ms. Simosko served as president, chief executive officer, and chief product officer of NTT Innovation Institute Inc. (NTT i3), a Silicon Valley-based innovation center for NTT Group, one of the world’s largest information and communications technology companies. From Feb 2013 through July 2015, Ms. Simosko was responsible at Nike, Inc. for leading the creation and execution of the Nike technology strategy, planning and operations world-wide. Additionally, from February 2013 through February 2015, Ms. Simosko served on the advisory board of Appcelerator. From August 2012 through August 2014, Ms. Simosko served on the advisory board of Taulia, Inc. and from October 2012 through October 2014 served on the advisory board of K2Partnering Solutions.  From June 2004 through May 2012, Ms. Simosko was the senior vice president of the Global Premier Customer Network of the SAP America, Inc. (“SAP”). At SAP, she led both the PCN Center of Excellence and SAP’s Global Executive Advisory Board. During her tenure, she was a part of SAP’s Global Ecosystem & Partner Group which was charged with continuing to build and enable an open ecosystem of software, service and technology partners together with SAP’s communities of innovation. Additionally, she served as the global chief operating officer for the worldwide Customer Education organization, responsible for driving more than half a billion euros in global education software and services revenue, as well as the senior vice president of the SAP’s Education Sales. From July 2008 through June 2011, Ms. Simosko served as a director of Reading Partners. From May 2000 through June 2004, Ms. Simosko served as the executive director of Siebel University and Worldwide Maintenance Renewal Sales, where she was responsible for $100M in annual revenues. From April 1998 through April 2000, Ms. Simosko served as the senior sales and marketing director of Oracle Corporation’s, Oracle Education (Americas Division), where she managed a P&L for a $13M annual budget. Ms. Simosko currently serves on the advisory board of: since January 2018, Silicon Valley in Your Pocket; since January 2015, AppOrchid; since September 2014, Reflection; since May, DeepSense.ai; and since June, 2019 Scanta, Inc. Ms. Simosko holds a Bachelor of Arts degree from Montclair State University where she graduated cum laude.

There is no arrangement or understanding between Ms. Simosko and any other person pursuant to which she was selected as an officer of the Company. Additionally, there are no family relationships between any director or executive officer of the Company and Ms. Simosko.

The Company and Ms. Simosko entered into a letter agreement, effective as of September 23, 2019 (the “Simosko Letter Agreement”) in connection with Ms. Simosko’s appointment as Chief Revenue Officer. The Simosko Letter Agreement provides for an at-will employment relationship. Ms. Simosko will receive an annual base salary of $200,000. Ms. Simosko may be eligible for a bonus. On September 23, 2019, Ms. Simosko received a grant of approximate $1,000,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Upon a change of control transaction, Ms. Simosko’s unvested restricted stock units or any other equity interests that she may be granted, will immediately vest. If Ms. Simosko’s employment is terminated by the Company without cause or by her with good reason, she is entitled to her base salary through the date of termination and the immediate vesting of 33% of the restricted stock units that are unvested on the date of termination. Ms. Simosko is entitled to reimbursement of reasonable expense incurred with her relocation to Denver, Colorado, in amount not to exceed $5,000. Ms. Simosko is entitled to participate in employee benefits.

The Company also entered into an employee covenant agreement with Ms. Simosko (the “Covenant Agreement”), which obligates Ms. Simosko from disclosing any confidential information, including without limitation, trade secrets. The Covenant Agreement also prohibits Ms. Simosko during the term of her employment and for a period of two years after her employment from soliciting any customer, client, employee, supplier or vendor of the Company, and rendering any services or giving advice to any competitor or affiliate of a competitor. The Covenant Agreement also requires Ms. Simosko to return all Company property and disclose all work product to the Company.

Appointment of Ray Thompson

On September 26, 2019, the board of directors of the Company (the “Board”) formally appointed Ray Thompson as the chief operating officer of MJ Freeway, LLC (“MJF”), a wholly-owned subsidiary of the Company.

Prior to the previously announced business combination with MTech Acquisition Corp. and since November 2018, Mr. Thompson has served in the capacity of chief operating officer of MJF. From November 2016 to January 2018, Mr. Thompson worked as the Head of Customer and Sales Operations for Gloo, a people development SaaS company. During that time, he reported to the executive team to develop and execute on market strategies, product offerings, financial projections, and talent management. From October 2008 to October 2016, Mr. Thompson served as Corporate Senior Vice President, managing across all aspects of the business providing enterprise SaaS solutions to federal and state governments and international humanitarian organizations. From 1996 to 2008, Mr. Thompson has served in various executive sales and marketing roles across multiple technologies companies. From November 2016 to January 2018, Mr. Thompson worked as the Head of Customer and Sales Operations for Gloo, a people development SaaS company. During that time, he reported to the executive team to develop and execute on market strategies, product offerings, financial projections, and talent management. From October 2008 to October 2016, Mr. Thompson served as Corporate Senior Vice President, managing across all aspects of the business providing enterprise SaaS solutions to federal and state governments and international humanitarian organizations. From 1996 to 2008, Mr. Thompson has served in various executive sales and marketing roles across multiple technology companies.

There is no arrangement or understanding between Mr. Thompson and any other person pursuant to which he was selected as an officer of the Company. Additionally, there are no family relationships between any director or executive officer of the Company and Mr. Thompson.

Mr. Thompson serves as the Chief operating officer of MJF at-will pursuant to a letter agreement (the “Thompson Letter Agreement”). MJF pays Mr. Thompson an annual base salary of $200,000. At the Board’s discretion, Mr. Thompson may be eligible for a bonus. As additional compensation for his employment with MJF, Mr. Thompson received 100,000 profit interest units of MJF, which were exchanged for 26,716 shares the Company’s common stock upon the consummation of the previously announced business combination. Mr. Thompson is entitled to participate in annual equity awards and employee benefits.

The Company also entered into an employee covenant agreement with Mr. Thompson (the “Thompson Covenant Agreement”), which obligates Mr. Thompson from disclosing any confidential information, including without limitation, trade secrets. The Thompson Covenant Agreement also prohibits Mr. Thompson during the term of her employment and for a period of two years after her employment from soliciting any customer, client, employee, supplier or vendor of the Company, and rendering any services or giving advice to any competitor or affiliate of a competitor. The Thompson Covenant Agreement also requires Mr. Thompson to return all Company property and disclose all work product to the Company.

This summary description is qualified in its entirety by reference to the Simosko Letter Agreement, the Thompson Letter Agreement, the Simosko Covenant Agreement, and the Thompson Covenant Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 1, 2019, the Company issued a press release in which it announced the appointment of Ms. Simosko. A copy of the press release is attached as Exhibit 99.1 and incorporated by referenced in to this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

10.1		Letter Agreement, effective September 23, 2019 by and between Akerna Corp. and Nina Simosko

10.2		Letter Agreement, effective September 26, 2019, by and between MJ Freeway, LLC and Ray Thompson

10.3		Covenant Agreement, effective September 23, 2019 by and between Akerna Corp. and Nina Simosko

10.4		Form of Covenant Agreement, by and between Akerna Corp. and Ray Thompson

99.1		Press release, dated October 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2019

AKERNA CORP.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

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